EXHIBIT 20

(TRANSLATION)

SINAF S.A.

Head office: 11-13 Boulevard de la Foire L-1528 Luxembourg

R. C. S. Luxembourg B 40.824

CHAUMIERE S.à.r.l.

Limited liability company

Head office: 19-21 Boulevard du Prince Henri L-1724 Luxembourg

R. C. S. Luxembourg B n° to be attributed

Share capital : EUR 12.500

PLAN OF MERGER	Notary DELVAUX
May 20th, 2010	N°

In the year Two Thousand Ten, the Twentieth of May.

Before Maître Jacques DELVAUX, notary residing in Luxembourg.

Appeared :

SINAF S.A., a company incorporated under the laws of Luxembourg, having its head office in Luxembourg, 11 Boulevard de la Foire, and registered with the Trade Register under section B and number 40824,

incorporated by deed of notary Camille HELLINCKX on July 9, 1992, published in Memorial C No. 363 of 1992, which articles have been amended several times, the last time by notarial deed of the undersigned notary on June 10, 2002, published in Memorial C No. 1292 of September 6, 2002, with a capital of EUR 9,430,625 (Nine Million Four Hundred Thirty Thousand Six Hundred Twenty-five Euros), represented by 377,225 (Three Hundred Seventy-seven Thousand Two Hundred Twenty-five) shares with a par value of EUR 25 (Twenty-five Euros) each, all fully paid, hereby duly represented by two directors currently in office, namely:

• Mr. Luca CHECCHINATO, employee, with a business address in Luxembourg at 19-21, Boulevard du Prince Henri,

• Ms. Cristobalina MORON, employee, with a business address in Luxembourg at 19-21, Boulevard du Prince Henri,

referred to hereinafter as “the surviving company”

AND,

The limited liability company incorporated under Luxembourg law named CHAUMIERE S.à.r.l., having its head office in Luxembourg, 19-21 Boulevard du Prince Henri,

incorporated under the name of CHAUMIERE - CONSULTADORIA E SERVICOS, SOCIEDADE UNIPESSOAL, LDA, pursuant to a deed received by Notary Ana Maria Moreina Vela Nóbrega Araújo, residing in the duty-free zone of Madeira, dated March 31, 2000, and whose head office was transferred to the Grand Duchy of Luxembourg, pursuant to the certificate received by the undersigned notary on this day, and before these presents, with a capital of EUR 12,500 (Twelve Thousand Five Hundred Euros), represented by 5 (five) shares with a par value of EUR 2,500 (Two Thousand Five Hundred Euros) each, all fully paid,

hereby duly represented by two directors currently in office, namely:

• Mr. Luca CHECCHINATO, employee, with a business address in Luxembourg at 19-21, Boulevard du Prince Henri,

• Ms. Cristobalina MORON, employee, with a business address in Luxembourg at 19-21, Boulevard du Prince Henri,

referred to hereinafter as “the merged company”

Both companies, subject to the Companies Law dated August 10th, 1915 as modified,

Appearing and acting in an official capacity, have required the attending notary to certify the following plan of merger:

PLAN OF MERGER

SINAF S.A., having its head office in Luxembourg, 11 Boulevard de la Foire, and registered with the Trade Register under section B and number 40824, incorporated by deed of notary Camille HELLINCKX on July 9, 1992, published in Memorial C No. 363 of 1992, which articles have been amended several times, the last time by notarial deed of the undersigned notary on June 10, 2002, published in Memorial C No. 1292 of September 6, 2002, with a capital of EUR 9,430,625 (Nine Million Four Hundred Thirty Thousand Six Hundred Twenty-five Euros), represented by 377,225 (Three Hundred Seventy-seven Thousand Two Hundred Twenty-five) shares with a par value of EUR 25 (Twenty-five Euros) each, all fully paid, holds all (100%) of the shares representing all the capital of the limited liability company incorporated under Luxembourg law named CHAUMIERE S.à.r.l., having its head office in Luxembourg, 19-21 Boulevard du Prince Henri, incorporated under the name of CHAUMIERE - CONSULTADORIA E SERVICOS, SOCIEDADE UNIPESSOAL, LDA, pursuant to a deed received by Notary Ana Maria Moreina Vela Nóbrega Araújo, residing in the duty-free zone of Madeira, dated March 31, 2000, and whose head office was transferred to the Grand Duchy of Luxembourg, pursuant to the certificate received by the undersigned notary on this day, and before these presents, with a capital of EUR 12,500 (Twelve Thousand Five Hundred Euros), represented by 5 (five) shares with a par value of EUR 2,500 (Two Thousand Five Hundred Euros) each, all fully paid, no other voting share or special right shares was issued by the companies above-mentioned (also referred to as the merging companies).

As the surviving company holds all of the shares of the merged company, there is no capital increase in the surviving company and no issuance of new shares. Thus, there is no exchange or delivery of new shares, the only shares to be cancelled being those of the merged company.

•                  SINAF S.A. (also called the surviving company), intends to merge with the limited liability company named CHAUMIERE S.à.r.l. (also called the merged company) by absorbing the latter, pursuant to the provisions of article 261 and following of the Companies Law dated August 10th, 1915 and subsequent texts.

•                  The date at which the transactions of the merged company are considered to be completed on behalf of the surviving company, for accounting purposes, is set to January 1st, 2010.

•                  No particular benefit shall be attributed to the directors, managers, commissioners or auditors of the merging companies.

•                  The shareholders and partners of the merging companies have the right, a month before the General Shareholders’ meeting deciding upon the merger, to take notice, at the head office, of the documents listed under article 267 (1) a) b) c)

and d) of the Companies Law and can obtain a full copy without cost and by simple request.

•                  The merger will become effective by approval of the merging companies’ shareholders and will automatically result in the effects referred to in article 274 of the Companies Law dated August 10th, 1915, as modified.

•                  The merging companies will comply with all legislation in force concerning the reports to be filed in connection with the payment of any taxes or fees resulting from the making of the contributions pertaining to the merger, as indicated hereinafter.

•                  It is planned that the merged company’s governing bodies shall be fully discharged.

•                  The merged company’s corporate documents will be conserved during the legal time limit at the surviving company’s head office.

Formalities

The surviving company :

•                  Will complete all legal publication notice formalities pertaining to the contributions made in relation to merger.

•                  Will complete all reports and formalities necessary with respect to the pertinent administrative offices in order for the contributions to be properly recorded in the surviving company’s name.

•                  Will complete all formalities in order to render effective as against third parties the transfer of benefits and rights brought to it.

Share delivery

At the completion of the merger, the merged company will deliver to the surviving company the originals of all its constitutional documents and amendments thereto, accounting books and other accounting documents, documents of property title or property documentary evidence of all contributed assets, documentary evidence of completed transactions, securities and all contracts (loans, employment contracts, trust…), archives, items and all other relevant documents pertaining to the elements and rights contributed.

Costs and rights

All costs and fees due in relation to the merger will be borne by the surviving company.

The surviving company will pay, if need be, the taxes owed by the merged company on the capital and the profits pertaining to the fiscal years not yet fully taxed.

Election of Domicile

For purposes of enforcement hereof and other legal documents and statements that will follow, as well as for all other justifications and notifications, the elected domicile is the head office of the surviving company.

Powers

All powers are given to the bearer of an original or a copy hereof to complete all the formalities and make all statements, notifications, reports, publications and other tasks.

The undersigned notary, pursuant to the provisions of article 271 (2) of the Companies Law, certifies the legality of this plan of merger in application of article 278 of the Companies Law.

WHEREAS

The present notarial deed was drawn up in Luxembourg, on the day set forth at the beginning of this document.

This document, after having been read to the appearing parties and its interpretation having been given to them in a language they understand, the reporting parties, all known by the acting notary under their surnames, first names, status and residencies, signed with the notary the present deed.

(signed) L. CHECCHINATO, C. MORON, J. DELVAUX

Registered in Luxembourg, certificates dated May 20th, 2010,

LAC/2010/22403:

Received seventy-five Euros (EUR 75.-)

The recipient (signed) F. SANDT

- For sending of certified true copy -

Delivered at the request of the company named above.

Luxembourg, May 27th, 2010

/s/ Jacques Delvaux
Jacques Delvaux, Notary